SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                   FORM 8-K/A
                           ---------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                SEPTEMBER 16, 1998

                          KONOVER PROPERTY TRUST, INC.
             (Exact name of registrant as specified in its charter)


           MARYLAND                  001-11998               561819372
(State or other jurisdiction     (Commission File        (I.R.S. Employer
    of incorporation)             Number)                Identification No.)



                        11000 REGENCY PARKWAY, SUITE 300
                           CARY, NORTH CAROLINA 27511
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: (919) 462-8787

Item 2:  Acquisition or Disposition of Assets

      On September 16, 1998, Konover Properties, Inc. (the "Company") acquired a shopping center in Mobile, Alabama from Konover & Associates South, a privately held real estate development firm based in Boca Raton, Florida, and certain of its affiliates. Subsequent to September 16, 1998, the Company closed on three additional properties. These are located in West Palm Beach, Florida, Stuart, Florida and Durham, North Carolina. These acquisitions were made pursuant to the terms of the previously announced Master Agreement by and among the Company, KPT Properties, L.P. (previously "FAC Properties, L.P."), Konover Management South Corp. and the other parties set forth therein dated June 30, 1998 (the "Master Agreement"). With these acquisitions, the Company has now purchased eight of the ten shopping centers to be acquired pursuant to the Master Agreement. The following table sets forth certain information regarding the acquired properties.

                                           Purchase                 Percent
                                             Price                  leased
                                           (in           Square     at          Acquisition    Form of
        Name           Location            millions)     Footage    9/30/98        Date        Ownership
---------------------------------------------------------------------------------------------------------
                                                                                               Long-term
South Cobb Festival  Smyrna, GA             $   0.5       81,000      100%      8/11/98        leasehold

Oakland Park         Oakland Park, FL
Festival                                    $   5.4      132,242       83%      8/11/98           Fee

                     Petersburg, VA
Food Lion Plaza                             $   2.1       50,280       97%      8/11/98           Fee

Lenoir Festival
Centre               Lenoir, NC             $   7.8      144,239      100%      8/31/98           Fee

Mobile Festival
Centre               Mobile, AL             $  30.0      522,478       93%      9/16/98           Fee

Durham Festival      Durham, NC             $   8.5      132,225      100%      10/2/98           Fee

                     West Palm
Lake Pointe Centre   Beach, FL              $  14.5      118,197       86%      10/30/98          Fee

Square One           Stuart, FL             $  11.1      196,228       99%      11/18/98          Fee
                                            -------      -------    ------      --------          ---


    Total or Average                        $  79.9    1,376,889       94%

      The aggregate purchase price for the eight acquired shopping centers consisted of the initial assumption of $58.3 million of fixed-rate indebtedness (of which $7.8 million was paid at closing), $18.7 million in cash (including the $7.8 million debt payment) and the issuance of 300,694 limited partnership interests ("Units") of KPT Properties, L.P. The source of the cash portion of the acquisition price was the Company's working capital. The purchase price for the acquisition was determined as a result of arms-length negotiation between the Company and the sellers, with the Units being valued at $9.50 per share. All of the acquired properties are held directly or indirectly, by KPT Properties, L.P., the operating partnership through which the Company conducts substantially all of its operations.

      Mr. Simon Konover, chairman of the board of directors of the Company, and Fred Steinmark, an executive vice president, are affiliates of the sellers.

Item 7:  Financial Statements, Pro forma Financial Information, and Exhibits.

   a) Financial statements of business acquired.

      Konover and Associates South

          Report of Independent Public Accountants

          Combined Statement of Revenue and Certain Expenses

          Notes to Combined Statement of Revenue and Certain Expenses

   b) Pro forma financial information.

       Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September
        30, 1998 is set forth in the Company's Current Report on Form 10-Q dated November 16, 1998

       Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997

       Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine months ended September 30, 1998

   c) Exhibits

         10.1 Amended and Restated Master Agreement dated June 30, 1998 by and among FAC Realty Trust, Inc., FAC Properties L.P., Konover Management South Corp., and the other signatories to this Master Agreement contained therein (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1998).

          23.1  Consent of Arthur Andersen, LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          KONOVER PROPERTY TRUST, INC.

Date: November 30, 1998       By: /s/ Sona A. Thorburn
                                 --------------------------------------------
                              Name: Sona A. Thorburn
                              Title: Vice President, Chief Accounting Officer

Konover and Associates South


Financial Statements as of December 31, 1997
Together with Report of Independent Public Accountants

Report of Independent Public Accountants




To the Board of Directors of
Konover Property Trust, Inc.:


We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Konover & Associates South as described in Notes 1 and 2 for the year ended December 31, 1997. This combined financial statement is the responsibility of Konover & Associates South management. Our responsibility is to express an opinion on this combined financial statement based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statement. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


The accompanying Combined Statement of Revenue and Certain Expenses was prepared using the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Konover Property Trust, Inc. and is not intended to be a complete presentation of Konover & Associates South revenue and expenses.


In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses described in Notes 1 and 2 of Konover & Associates South for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen, LLP

Raleigh, North Carolina,
   April 24, 1998.

                           Konover & Associates South

                Combined Statement of Revenue and Certain Expenses
                      For the Year Ended December 31, 1997
                                 (in thousands)



Rental income                                                       $8,828
                                                                    ------
Certain expenses:
   Repairs and maintenance                                             768
   Utilities                                                           245
   Insurance                                                           199
   Real estate taxes                                                   914
   Rent expense                                                         27
                                                                    ------
            Total certain expenses                                   2,153
                                                                    ------
            Revenue in excess of certain expenses                   $6,675
                                                                    ======

                 The accompanying notes to financial statements
                     are an integral part of this document.

                           Konover & Associates South

           Notes to Combined Statement of Revenue and Certain Expenses
                      For the Year Ended December 31, 1997




1.  Description of Properties:


The Konover & Associates South properties consist of the eight closed community shopping centers located in Florida, North Carolina, Virginia, Alabama and Georgia and contain approximately 1,400,000 square feet.



2.  Basis of Presentation:


Konover & Associates South is not a legal entity but rather a combination of the operations of certain real estate properties expected to be acquired by Konover Property Trust, Inc. (formerly FAC Realty Trust, Inc.). The accompanying Combined Statement of Revenue and Certain Expenses includes the accounts of the community shopping center properties, each of which is wholly owned by various parties not affiliated with Konover Property Trust, Inc. at the date of entering into the agreement to purchase such properties.


In accordance with Rule 3-14 of Regulation S-X, the accompanying combined financial statement is not representative of the actual operations for the periods presented as certain revenue and expenses, which may not be comparable to those expected to be incurred by Konover Property Trust, Inc. in the proposed future operations of the aforementioned properties, have been excluded. Interest income has been excluded from revenue. Expenses excluded consist of depreciation and amortization, management fees, general and administrative and interest expenses not directly related to future operations. Management is not aware of any other material factors that would cause the accompanying Combined Statement of Revenue and Certain Expenses to not be indicative of the future operations of Konover.



3.  Significant Accounting Policies:


Revenue Recognition


Minimum rental income is recognized on a straight-line basis over the term of the lease. Certain lease agreements contain provisions which provide for rents based on a percentage of sales and certain leases provide for additional rents based on a percentage of sales volume above a specified breakpoint and reimbursement of real estate taxes, insurance, advertising, utilities and certain common area maintenance (CAM) costs. These additional rents are reflected on the accrual basis.

Use of Estimates


The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statement and accompanying notes. Actual results could differ from those amounts.



4.  Leases:


The Konover & Associates South properties are being leased to tenants under operating leases that will expire through 2033.


Expected future minimum rents to be received over the next five years and thereafter from tenants for leases in effect at December 31, 1997, are as follows (in thousands):


                         1998              $  8,997
                         1999                 8,409
                         2000                 7,659
                         2001                 6,960
                         2002                 5,985
                         Thereafter          40,967
                                           --------
                                            $78,977
                                           ========

Konover & Associates South leases the land for one shopping center. Annual expense related to this lease is approximately $27,000 through 2026.

Pro Forma Information

The following sets forth unaudited pro forma financial information for Konover Property (the Company) as of September 30, 1998 and December 31, 1997, after giving effect to the acquisition of community shopping centers from Konover & Associates South (the Transaction) as described in Note 1 hereto.


The unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 and for year ended December 31, 1997 is presented as if the Transaction had occurred as of the beginning of each period presented.


In management's opinion, all material adjustments necessary to reflect the transaction described above are presented in the pro forma adjustments columns, which are further described in the notes to the unaudited pro forma financial information.


The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto. The unaudited Pro Forma Condensed Consolidated Balance is not necessarily indicative of what the actual financial position of the Company would have been at September 30, 1998, nor does it purport to represent the future financial position of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the aforementioned transactions had been consummated as of the beginning of the respective periods, nor does it purport to represent the results of operations for future periods.

                          Konover Property Trust, Inc.
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                          Year Ending December 31, 1997
                                 (in thousands)

                                                                        Pro Forma
                                     Historical (A)  Adjustments(B)   Consolidated
                                       (Audited)      (Unaudited)      (Unaudited)
                                     ----------------------------------------------
Revenues                                 53,726         8,828 (1)        62,554
Property Operating Expenses              15,671         2,153 (1)        17,824
General and Administrative                6,397           320 (2)         6,717
Depreciation and Amortization            15,652         1,640 (3)        17,292
Interest Expense                         16,436         4,230 (4)        20,666
Extraordinary loss on extinguishment of
  debt                                      986                             986
                                     -------------------------------------------
Net (loss) income                        (1,416)          485              (931)
                                     ===========================================


Adjustments:

(A) Reflects the Company's historical condensed consolidated statements of operations for the year ended December 31, 1997 (audited)

(B) Reflects the unaudited pro forma adjustments for the purchases of the acquired properties from Konover:

      (1) the historical operating activity of the acquired properties

      (2) the increase in general and administrative costs associated with the management and operations of the acquired properties

      (3) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

      (4) Reflects the additional interest expense on debt of $50,530 at interest rates ranging between 7.4% and 9.2%

                          Konover Property Trust, Inc.
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                     Nine Months Ending September 30, 1998
                                 (in thousands)

                                                                 Pro Forma
                              Historical (A)   Adjustments (B)  Consolidated
                              ----------------------------------------------
Rental Revenues                     50,683          2,569 (1)       53,252
Property Operating Expenses         14,952            462 (1)       15,414
General and Administrative           5,330            240 (2)        5,570
Depreciation and Amortization       14,470            410 (3)       14,880
Interest Expense                    16,260          1,057 (4)       17,317
Loss on sale of real estate            353                             353
                              --------------------------------------------
Net income (loss)                     (682)           400             (282)
                              ============================================

Adjustments:

(A) Reflects the Company's historical condensed consolidated statements of operations for the nine months ended September 30, 1998. The historical results of the Company include the results of the acquired properties from April 1, 1998.

(B) Reflects the unaudited pro forma adjustments for the purchases of the acquired properties from Konover:

      (1) the historical operating activity of the acquired properties

      (2) the increase in general and administrative costs associated with the management and operations of the acquired properties

      (3) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

      (4) Reflects the additional interest expense on debt of $50,530 at interest rates ranging between 7.4% and 9.2%

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


1.    Basis of Presentation


      The accompanying Unaudited Condensed Consolidated Pro Forma Financial Statements of Konover Property Trust, Inc. (the Company) have been prepared in accordance with the instructions to Form 8-K and do not include all of the information and notes required by generally accepted accounting principals for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 1997, included in the Company's form 10-K dated April 15, 1998.